UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2007

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation

001-32956	NEWPAGE HOLDING CORPORATION	05-0616158	Delaware

333-125952	NEWPAGE CORPORATION	05-0616156	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 20, 2007, NewPage Holding Corporation (“NewPage Holding”) and Stora Enso Oyj (“SEO”) entered into a definitive agreement pursuant to which NewPage Corporation (“NewPage”) will acquire all of the common stock of Stora Enso North America, Inc. (“SENA”). Certain information contained in a Confidential Information Memorandum to be provided to prospective lenders in connection with the syndication of a portion of the financing relating to the acquisition is attached hereto as Exhibit 99.1. This information has not previously been made publicly available by the registrants and may be deemed to be material. Such information is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Such information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information furnished pursuant to this Item also shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Excerpts from Confidential Information Memorandum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE HOLDING CORPORATION		NEWPAGE CORPORATION

By:	/s/ Jason W. Bixby	By:	/s/ Jason W. Bixby
Jason W. Bixby		Jason W. Bixby
Vice President and Chief Financial Officer		Vice President and Chief Financial Officer
Date:	November 14, 2007	Date:	November 14, 2007